EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 19, 2015, the Registration Statement on Form S-3 (No 333-190459), S-8 (No 333-175139), Registration Statement (Form S-8 No. 333-164507) pertaining to the Amended and Restated Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan; , Registration Statement (Form S-8 No. 333-164494) pertaining to the Amended and Restated Live Nation, Inc. Stock Bonus Plan; , Registration Statement (Form S-8 No. 333-164302) pertaining to the 2005 Stock Incentive Plan, as Amended and Restated of Live Nation, Inc.; , Registration Statement (Form S-8 No. 333-157664) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.; , Registration Statement (Form S-8 No. 333-149901) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.;, and Registration Statement (Form S-8 No. 333-132949) pertaining to the 2005 Stock Incentive Plan of Live Nation, Inc.of Live Nation Entertainment, Inc. of our report dated June 27, 2014 relating to the financial statements of Venta de Boletos por Computadora, S.A. de C.V., which was is incorporated by reference in this the Annual Report on Form 10-K of Live Nation Entertainment, Inc. for the year ended December 31, 2014.

PricewaterhouseCoopers S.C.
/s/ Maximino Manuel Sañudo Bolaños
Maximino Manuel Sañudo Bolaños
Mexico City, Mexico
August, 5 2015